Exhibit 99.1



                                   Contacts
                                   --------
                                   Accelr8 Technology Corporation
[GRAPHIC OMITTED                   Thomas V. Geimer, 303-863-8088
COMPANY LOGO]
                                   Silverman Heller Associates
                                   Phillip Bourdillon/Gene Heller, 310-208-2550


                         ACCELR8 TECHNOLOGY CORPORATION
                       COMPLETES SALE OF SOFTWARE BUSINESS

DENVER-August 3, 2004-Accelr8 Technology Corporation (Amex: AXK) has completed the sale of its software business, which consists of tools for legacy-code modernization and the resale of third-party software.

According to Thomas Geimer, Accelr8's chairman and chief executive officer, the transaction, valued at approximately $700,000, will enable the Company to concentrate its resources on advancing the biosciences side of its business, notably the development of the BACcelr8r(TM), a rapid-response microbial diagnostic platform intended initially for use in the identification of bacterial infections in critically ill patients.

Approximately $200,000 of the sales price, consisting of the assumption of support obligations under pre-existing support and maintenance agreements, will be recognized as revenue in Accelr8's fiscal fourth quarter ended July 31, 2004.

About Accelr8 Technology:
-------------------------
Accelr8 Technology Corporation (www.accelr8.com) is a developer of innovative materials and instrumentation for advanced bio-analytical applications in basic research, drug discovery, molecular diagnostics, and pathogen detection for bio-defense and food safety. The company sells OptArray(TM) microarraying slides and OptiPlate(TM) multiplexed arrayable microtiter plates. It is also developing advanced detection instrumentation based on its QuanDx(TM) and YoDx(TM) array processing and detection technologies.


Safe-harbor Statement:
----------------------

     Certain statements in this news release, including but not limited to statements regarding the anticipated sale of the Company's software business, may be forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Statements regarding future prospects and developments are based upon current expectations and involve certain risks and uncertainties that could cause actual results and developments to differ materially from the forward-looking statement, including those detailed in the company's filings with the Securities and Exchange Commission. Accelr8 Technology Corporation disclaims any intent or obligation to update these forward-looking statements.


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